UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 26, 2005
Bookham, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-30684	20-1303994

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

2584 Junction Avenue, San Jose, California 95134

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 919-1500
Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
As reported in an amendment to Current Report on Form 8-K filed today, on October 26, 2005, at the 2005 annual meeting of stockholders of Bookham, Inc. (the “Registrant”), the Registrant’s stockholders approved (i) the Registrant’s 2004 Stock Incentive Plan (the “2004 Stock Incentive Plan”) and the authorization of 4,000,000 shares of common stock for issuance under that plan, (ii) the Registrant’s 2004 Employee Stock Purchase Plan and the authorization of 500,000 shares of common stock for issuance under that plan, (iii) the Registrant’s 2004 Sharesave Scheme and the authorization of 500,000 shares of common stock for issuance under that scheme in response to advice from the staff of the Nasdaq Stock Market that in its judgment such plans had not been adopted in accordance with Nasdaq Marketplace Rule 4350(i)(1)(A). The Registrant's stockholders also approved an amendment to the 2004 Stock Incentive Plan increasing the number of shares of common stock issuable under the 2004 Stock Incentive Plan from 4,000,000 to 9,000,000 and increasing the maximum number of shares of common stock with respect to which awards may be granted under the 2004 Stock Incentive Plan from 2,000,000 to 7,000,000.
Also on October 26, 2005, the Registrant entered into indemnification agreements with each of its directors, providing such directors additional contractual assurances regarding the indemnification provisions set forth in the Registrant’s certificate of incorporation and additional procedural protections. The form of indemnification agreement is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits
See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOKHAM, INC.
Date: November 1, 2005	By:	/s/ Stephen Abely
Stephen Abely
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Form of Indemnification Agreement, dated October 26, 2005, between the Registrant and each of Giorgio Anania, Peter Bordui, Joseph Cook, Lori Holland, Liam Nagle, W. Arthur Porter and David Simpson.